UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Exclusion of Certain Items from AIC and LTI Plans. On June 6, 2016, the Board of Directors of FedEx Corporation, upon the recommendation of its Compensation Committee, decided that it was in the best interests of the company and its shareowners to exclude certain items from fiscal 2016 earnings for purposes of FedEx’s fiscal 2016 annual incentive compensation (“AIC”) plan and FedEx’s FY14–FY16, FY15–FY17 and FY16–FY18 long-term incentive (“LTI”) plans. For purposes of these plans, fiscal 2016 earnings will be adjusted to exclude: (i) expenses in connection with the settlement of (and certain expected losses relating to) independent contractor litigation matters involving FedEx Ground and expenses related to the settlement of a U.S. Customs and Border Protection matter involving FedEx Trade Networks, Inc., in each case net of recognized insurance recovery; and (ii) expenses associated with the acquisition and integration of TNT Express N.V. (“TNT”), net of any tax impact, and TNT’s fiscal 2016 operating results. The active LTI plans also will be adjusted to exclude the impact of fiscal 2016 share repurchase activity. By excluding these items, payouts, if any, under these plans will more accurately reflect FedEx’s core financial performance in fiscal 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: June 10, 2016	By:	/s/ Christine P. Richards
Christine P. Richards
Executive Vice President, General Counsel and Secretary

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